                                                                    EXHIBIT 10.2

                             EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT (this "AGREEMENT") is entered into as of August 27, 1996, between Interactive Flight Technologies, Inc., a Delaware corporation (the "COMPANY"), and Steven M. Fieldman ("EXECUTIVE") with reference to the following facts:

     A. Pursuant to that certain Employment Agreement dated as of October 31, 1994, by and between Executive and the Company (the "OLD AGREEMENT"), executive has acted and continues to act as the Vice President of Business Development of the Company.

     B. Executive and the Company wish to enter into an employment contract providing for the continued employment of Executive on the terms and conditions set forth herein.

     NOW THEREFORE, based on the mutual covenants contained herein, the parties agree as follows:

     1.   EMPLOYMENT AND DUTIES.  The Company hereby agrees to employ Executive
          ---------------------
and Executive hereby accepts employment with the Company under the terms and conditions set forth in this Agreement. Executive shall be employed as the Company's Vice President of Business Development, with the duties and responsibilities commensurate with his position as may be assigned by the Company. Executive shall report directly to the Board of Directors of the Company or any designated Committee thereof (in either case, the "BOARD"). Due to medical disability, Executive's employment hereunder shall be on a part-time basis, not to exceed twenty (20) hours per week, and shall be on an exclusive basis. Subject to the foregoing limitation, Executive shall perform his duties faithfully and to the best of his abilities.

     2.   TERM OF EMPLOYMENT. Subject to earlier termination as provided in
          ------------------
Section 5, Executive's employment under this Agreement shall commence on the date first stated above and continue until three (3) years thereafter (the "EMPLOYMENT TERM"; each year during the Employment Term, a "TERM YEAR"). In the event that Executive continues to be employed by the Company following the Employment Term, that employment shall be governed by this Agreement except that it will be "at-will," without a fixed term, and may be terminated by the Company or Executive at any time, with or without notice, for any reason or no reason (and no reason need be given).

     3.   COMPENSATION.  As compensation for the performance by Executive of all
          ------------
of his obligations under this Agreement, the Company shall pay to Executive the following:

          3.1  BASE SALARY.  A base salary during the Employment Term, at a rate
               -----------
of Fifty-Five Thousand Dollars ($55,000) per Term Year, payable in accordance with the Company's normal practices for its senior executive officers (the "BASE SALARY"). The Base Salary shall be increased by 10% on each anniversary of the date this Agreement. No additional compensation shall be payable to Executive by reason of the number of hours worked or any hours worked on Saturdays, Sundays or holidays, by reason of special responsibilities assumed, special projects completed or performance goals attained, or otherwise.

          3.2  BONUSES.  In respect of each Term Year during which Executive was
               -------
employed under this Agreement, the Board shall make a determination, on a timetable consistent with its general evaluation of the annual performance of the Company's senior executive officers, as to whether, in the Board's sole and absolute discretion, Executive is entitled to receive a bonus for the Term Year and, if so, the amount of the bonus. The parties anticipate that such bonus, if any, would be in the form of additional stock options.

     4.   BENEFITS.
          --------

          4.1  EXPENSES.  The Company shall repay or reimburse Executive for
               --------
ordinary and necessary business expenses (including without limitation 80% of his reasonable monthly automobile lease, insurance, maintenance and operation expenses), to the extent compatible with, and subject to the verification and substantiation documentation and procedures applicable under, the Company's general policies for its senior executive officers. Executive shall keep accurate and complete records of all such expenses, including, but not limited to, proof of payment and purpose. Executive shall be entitled to travel first class so long as his current medical disability continues.

          4.2  INSURANCE BENEFITS.  During the Employment Term, the Company
               ------------------
shall provide Executive with those insurance benefits generally available to its senior executive officers, as such benefits may be modified from time to time in the Company's sole and absolute discretion.

          4.3  VACATION AND SICK LEAVE.  During the Employment Term, Executive
               -----------------------
shall be entitled to a paid annual vacation of four (4) weeks, as well as holidays and sick leave without reduction in Executive's Base Salary in accordance with the policies for its senior executive officers as modified from time to time by the Company in its sole and absolute discretion. Without the Company's written consent, vacation must be taken in the year earned and Executive's vacation will be scheduled at those times most convenient to the Company's business.

          4.4  STOCK OPTIONS.  Concurrently herewith, Executive shall be granted
               -------------
three hundred thousand (300,000) stock options to purchase Class A Common Stock of the Company, of which 100,000 thousand shall be immediately vested, and the remaining 200,000 shall vest in equal portions on each of the first two anniversaries of the date of grant, and which shall have an exercise price equal to $9.875 per share (the closing sales price of the Class A Common Stock on Nasdaq on August 26, 1996). Such
options shall be non-qualified stock options and shall be granted pursuant to the Stock Option Agreement attached hereto as Exhibit A.
                                              ---------

     5.   TERMINATION OF EMPLOYMENT.
          -------------------------

          5.1  TERMINATION.  The Company may terminate Executive's employment
               -----------
with the Company at any time with or without Cause by written notice to Executive. "CAUSE" shall exist if any one or more of the following should occur: Executive's (a) material failure to perform his duties under, or breach of, this Agreement which remains uncured after a written warning (except in the case of a willful failure to perform his duties or a willful breach, which shall require no warning), (b) failure to comply with a reasonable direction of the Board, which remains uncured after a written warning, (c) breach of his fiduciary duty to the Company, (d) conviction by a court of competent jurisdiction of a felony or other serious crime, (e) inability for any reason to render full services as contemplated by this Agreement for a period of twenty-six (26) consecutive weeks, or eight (8) months in any twelve month period, or
(f) commission of a wrongful act that would make the continuance of his employment by the Company detrimental to the Company.

          5.2     PAYMENT UPON TERMINATION.
                  ------------------------

                  5.2.1  GENERALLY.  Upon any termination, the Company shall
                         ---------
pay to Executive (or, if applicable, to Executive's estate) all amounts accrued and unpaid as of the date of termination in respect of (i) Executive's salary for periods through such date, (ii) vacation pay to the extent consistent with the Company's policies in effect from time to time during the Employment Term regarding entitlement to payment in respect of accrued but unused vacation time, and (iii) any reimbursement for expenses owing to Executive pursuant to Section 4.1.

                  5.2.2  TERMINATION WITHOUT CAUSE.  If the Company terminates
                         -------------------------
Executive other than for Cause, then in addition to amounts that Executive is entitled to receive under Section 5.2.1, Executive shall be entitled to receive as a severance payment the Base Salary through the remainder of the Employment Term, payment of which shall be paid, at Executive's option, either (i) in monthly installments over the remainder of the Employment Term or (ii) as one accelerated lump sum as soon as practically possible, with an appropriate discount to reflect such acceleration. In the event that Executive dies during the Employment Term, this Agreement shall terminate automatically.

          5.3  EXCLUSIVITY OF REMEDIES.  Executive agrees that the rights and
               -----------------------
entitlements set forth in this Section 5 are his exclusive rights and entitlements from the Company and any affiliated entity upon the termination of Executive's employment with the Company, and upon termination the Company shall be released from other obligations hereunder.

     6.   COVENANTS.
          ---------

          6.1  NON-INTERFERENCE COVENANT.  During the Employment Term and for a
               -------------------------
period of three (3) years thereafter, Executive shall not, directly, indirectly or as an agent on behalf of or in conjunction with any person, firm, partnership, corporation or other entity, (a) hire, solicit or encourage the resignation of person who is then, or within the prior six months has been, an employee of the Company in an executive, managerial, engineering, sales, administrative or professional capacity or who possesses Confidential Information (as defined below), to leave the employment of the Company or (b) solicit or service any person or entity with whom the Company has a business relationship or who is or was during the Employment Term, a customer or client of the Company.

          6.2  EMPLOYMENT EXCLUSIVE.  Executive shall not, during the Employment
               --------------------
Term, own any interest (other than up to 1% of the voting securities of a publicly traded corporation) in, render financial assistance to, or offer personal services (for payment or otherwise), to any entity or individual that competes with the Company in Company Business (as defined below) or that is a material supplier of the Company. In addition, Executive shall not engage in any activity which would interfere with the performance of Executive's services to the Company. "COMPANY BUSINESS" means the Company's business as it is currently conducted and any other business activity in which the Company is engaged at any time during Executive's employment with the Company.

          6.3  CONFIDENTIAL INFORMATION.   Executive occupies a position of
               ------------------------
trust and confidence with respect to the Company's affairs and business. Executive has had and will have access to Confidential Information, which he acknowledges is proprietary to the Company and highly sensitive in nature.

                  6.3.1  DEFINITION OF CONFIDENTIAL INFORMATION.  "CONFIDENTIAL
                          --------------------------------------
INFORMATION" means information disclosed to Executive or known to Executive as a consequence of or through his employment by the Company, whether or not related to his duties, and includes trade secrets or any other like information relating to the business and/or field of interest of the Company or any business and/or field of interest seriously considered by the Company during Executive's employment by the Company, including, but not limited to, information relating to Inventions (as defined below), disclosures, processes, systems, methods, formulas, patents, patent applications, machinery, materials, research activities and plans, costs of production, contract forms, prices, volume of sales, marketing methods and plans, promotional methods, and lists of names or classes of customers. Information shall for purposes of this Agreement be considered to be confidential if not known by the trade generally, even though such information may have been disclosed to one or more third parties pursuant to consulting agreements, joint research agreements, or other agreements entered into by the Company.

                  6.3.2  NO DISCLOSURE.  During and after Executive's
                         -------------
employment with the Company, Executive shall not (a) use, disclose or otherwise permit any person or entity access to any of the Confidential Information other than as required in the good faith performance of Executive's duties with the Company, or (b) sell, license or otherwise exploit any products or services which embody in whole or in part any Confidential Information. During and after Executive's engagement with the Company, Executive shall take all reasonable precautions to prevent disclosure by Executive of the Confidential Information to unauthorized persons or entities.

                  6.3.3  RETURN ALL MATERIALS.  Upon termination of Executive's
                         --------------------
employment with the Company, Executive shall deliver to the Company all tangible materials in any way embodying the Confidential Information, including any documentation, records, listings, notes, data, sketches, drawings, memoranda, models, videos, accounts, reference materials, samples, machine-readable media and equipment, and wire frame models. Executive shall not retain any copies of any of the above materials.

          6.4  ASSIGNMENT OF INVENTIONS.
               ------------------------

                  6.4.1  DEFINITION OF INVENTIONS.  "INVENTIONS" mean
                         ------------------------
discoveries, developments, concepts, ideas, methods, designs, improvements, inventions, formulas, processes, techniques, programs, know-how and data, whether or not patentable or registerable under copyright or similar statutes, except any such that (a) is not related to the business of the Company, or the Company's actual or demonstrable research or development, (b) does not involve the use of any equipment, supplies, facility or trade secret information of the Company, (c) was developed entirely on Executive's own time, and (d) does not
                                                             ---
result from any work performed by Executive for the Company.

                  6.4.2  ASSIGNMENT.  Executive agrees to and hereby does assign
                         ----------
to the Company all his right, title and interest in any and all Inventions he may make during the term hereof.

                  6.4.3  DUTY TO DISCLOSE AND ASSIST.  Executive agrees to
                         ---------------------------
promptly disclose in writing all Inventions to the Company, and to provide all assistance reasonably requested by the Company in the preservation of the Company's interests in the Inventions including obtaining patents in any country throughout the world. Such services will be without additional compensation if Executive is then employed by the Company and for reasonable compensation and subjected to his reasonable availability if he is not. If cannot, after reasonable effort, secure Executive's signature on any document or documents needed to apply for or prosecute any patent, copyright, or other right or protection relating to an Invention, whether because of his physical or mental incapacity or for any other reason whatsoever, Executive hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as his agent and attorney-in-fact, to act for and in his behalf and in his name and stead for the purpose of executing and filing any such application or applications and taking all other lawfully permitted actions to further the prosecution and issuance of patents, copyrights, or similar protections thereon, with the same legal force and effect as if executed by him.

          6.5  OWNERSHIP OF COPYRIGHTS.  Executive agrees that any work prepared
               -----------------------
for the Company which is eligible for United States copyright protection or protection under the Universal Copyright Convention, the Berne Copyright Convention and/or the Buenos Aires Copyright Convention shall be a work made for hire and ownership of all copyrights (including all renewals and extensions) therein shall vest in the Company. If any such work is deemed not to be a work made for hire for any reason, Executive hereby grants, transfers and assigns all right, title and interest in such work and all copyrights in such work and all renewals and extensions thereof to the Company, and agrees to provide all assistance reasonably requested by the Company in the establishment, preservation and enforcement of the Company's copyright in such work, such assistance to be provided at the Company's expense but without any additional compensation to Executive. Executive hereby agrees to and does hereby waive the enforcement of all moral rights with respect to the work developed or produced hereunder, including without limitation any and all rights of identification of authorship and any and all rights of approval, restriction or limitation on use or subsequent modifications.

          6.6  LITIGATION.  Executive agrees to render assistance, advice and
               ----------
counsel to the Company at its request regarding any matter, dispute or controversy with which the Company may become involved and of which Executive has or may have reason to have knowledge, information or expertise. Such services will be without additional compensation if Executive is then employed by the Company and for reasonable compensation and subjected to his reasonable availability if he is not.

     7.   ARBITRATION AS THE EXCLUSIVE REMEDY.
          -----------------------------------

          7.1  ARBITRATION AS THE EXCLUSIVE REMEDY.  Except for actions seeking
               -----------------------------------
injunctive relief (which may be brought before any court having jurisdiction under this Agreement), any controversy or claim (whether against the Company or any parent, subsidiary or affiliate thereof, or any officer, director, employee or agent of any of the foregoing) arising out of or relating to this Agreement, including, but not limited to, any claim relating to its validity, interpretation, enforceability or breach, and/or any other claim or controversy arising out of the employment relationship or the commencement or termination of that relationship, including, but not limited to, claims which are brought against any of the Company's directors, officers, employees and agents and claims for breach of covenant, for breach of an implied covenant, for intentional infliction of emotional distress, or under any applicable statute (including, without limitation, claims for age or sex discrimination) which are not settled by agreement between the parties, shall be submitted to arbitration in Los Angeles, California before an arbitrator to be mutually agreed upon by the parties. In consideration of each party's agreement to submit to arbitration all disputes with regard to this Agreement and/or with regard to any alleged contract or tort or other claim arising out of the employment relationship or the commencement or termination of that employment relationship, and in consideration of the anticipated expedition and the minimizing of expense of this arbitration remedy, each agrees that the arbitration provisions of this Agreement shall provide it with its exclusive remedy against the other party (including its officers, directors, employees and agents) and each party expressly waives any right it might have to seek redress in any other forum except as provided herein.

          7.2  PROCEDURES.  The party filing a claim must present it in writing
               ----------
to the other party in Los Angeles within six months of the date the party filing the claim knew or should have known of it or the date of the termination, whichever is earlier. Any claim not brought within the required time period will be waived forever. In the proceedings (i) all testimony of witnesses shall be taken under oath, (ii) it is specifically contemplated and agreed by the parties hereto that the provisions of Section 1283.05 of the Code of Civil Procedure, as presently in force, be incorporated into and made part of, and be applicable to, the arbitration agreement set forth in this Section 7.2, and
(iii) upon conclusion of any proceedings hereunder, the arbitrator shall render findings of fact and conclusions of law in a written opinion setting forth the basis and reasons for any decision reached and deliver such documents to each party to this Agreement along with a signed copy of the award in accordance with
Section 1283.6 of the California Code of Civil Procedure. Each party hereby agrees that the prevailing party shall be entitled to recover all costs incurred in preparation for and as a result of any such arbitration, including, without limitation, filing fees, attorneys' fees, the compensation to be paid to the arbitrator in any such arbitration and costs of transcripts. The arbitrator shall not have power or competence to allocate between the parties in their award costs incurred in preparation for and as a result of any such arbitration, including, without limitation, filing fees, attorneys' fees, the compensation to be paid to the arbitrator in any such arbitration and costs of transcripts.

     8.   MISCELLANEOUS.
          -------------

          8.1  AGREEMENT AUTHORIZED.  Executive hereby represents and warrants
               --------------------
that he is free to enter into this Agreement and to render his services pursuant to this Agreement, that he holds no offices with any other entities, and that he is not subject to any obligation or restriction that would prevent him from discharging his duties under this Agreement, and agrees to indemnify and hold harmless the Company from and with respect to any liability, damages or costs, including attorneys' fees, arising out of any breach by Executive of this representation and warranty. The Company hereby represents and warrants that any required authorization of this Agreement by its Board of Directors has been obtained.

          8.2  NOTICES.  Any notice required or desired to be given to the
               -------
Company or to Executive shall be given in writing, and shall be addressed (i) to the Company at its principal place of business, and (ii) to Executive at his most recent home address in the records of the Company, or to such other address as that party may hereafter designate in writing, and shall be sufficiently given by actual delivery thereof to the Company or Executive, as the case may be, or by telegraph or registered mail, postage prepaid, return receipt requested, addressed to the other party as aforesaid, and the date of delivery, mailing or telegraphing shall be the date of the giving of such notice.

          8.3  PAYMENT OF TAXES.  To the extent that any taxes become payable by
               ----------------
Executive by virtue of any payments made or benefits conferred by the Company, the Company shall not be liable to pay or obligated to reimburse Executive for any such taxes or to make any adjustment under this Agreement. Any payments otherwise due under this Agreement to Executive, including, but not limited to, the Base Salary and any bonus, shall be reduced by any required withholding for Federal, State and/or local taxes and other appropriate payroll deductions.

          8.4  INSURANCE.  The Company may, from time to time, apply for and
               ---------
take out, in its own name and at its own expense, life, health, accident, disability or other insurance on Executive in any sum or sums that it may deem necessary to protect its interests, and Executive shall aid and cooperate in all reasonable respects with the Company in procuring any and all such insurance, including, without limitation, submitting to the usual and customary medical examinations, and by filling out, executing and delivering such applications and other instruments in writing as may be reasonably required by an insurance company or companies to which an application or applications for such insurance may be made by or for the Company.

          8.5  ASSIGNMENT.  This Agreement is a personal contract, and the
               ----------
rights, interests and obligations of Executive under this Agreement may not be sold, transferred, assigned, pledged or hypothecated, except that this Agreement may be assigned by the Company to any corporation or other business entity which succeeds to all or substantially all of the business of the Company through merger, consolidation, corporate reorganization or by acquisition of all or substantially all of the assets of the Company and which assumes the Company's obligations under this Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon any successor to the business of the Company.

          8.6  ENTIRE AGREEMENT.  This Agreement sets forth the entire
               ----------------
understanding of the parties with respect to the employment relationship, including the commencement and termination of the employment relationship, and supersedes any and all prior agreements or understandings between the parties relating to such subject matter. No person has any authority to make any representation or promise on behalf of any of the parties which is inconsistent with the representations set forth in the Agreement and the Agreement has not been executed in reliance on any promise or representation not set forth in the Agreement. The employment term under the Old Agreement is hereby terminated, effective as the date hereof.

          8.7  MODIFICATION, WAIVER AND AMENDMENT.  None of the terms or
               ----------------------------------
provisions of this Agreement shall be modified or waived, and this Agreement may not be amended or terminated, except by a written instrument signed by the party against which any modification, waiver, amendment or termination is to be enforced. No waiver of any one provision shall be considered a waiver of any other provision, and the fact that an obligation is waived for a period of time or in one instance shall not be considered to be a continuing waiver.

          8.8  COOPERATION.  Each party hereto agrees to execute any and all
               -----------
further documents and writings and perform such other reasonable actions which may be or become necessary or expedient to effectuate and carry out the provisions hereof.

          8.9  GOVERNING LAW.  This Agreement concerns a California resident,
               -------------
and all questions with respect to this Agreement and the rights and liabilities of the parties shall be governed by the laws of that state, regardless of the choice of law provisions of California or any other jurisdiction.

          8.10   EQUITY.  The parties hereto agree that the services to be
                 ------
rendered under the terms of this Agreement, and the rights and privileges granted to the Company by Executive under its terms, are of a special, unique, unusual, extraordinary and intellectual character involving skill of the highest order which gives them a peculiar value. In the event of the breach by Executive of any of the provisions of this Agreement, the Company, in addition and as a supplement to such other rights and remedies as may exist in its favor, may apply to any court of law or equity having jurisdiction to enforce this Agreement, and/or may apply for injunctive relief against any act which would violate any of the provisions of this Agreement.

                  8.10.1  INJUNCTIVE RELIEF; PROFITS.  Executive understands
                  --------------------------
that monetary damages will not be sufficient to avoid or compensate for a breach of any of the covenants contained in Section 6 and that injunctive relief would be appropriate to prevent any such actual or threatened breach. Such right to obtain injunctive relief may be exercised, at the option of the Company, concurrently with, prior to, after, or in lieu of, the exercise of any other rights or remedies which the Company may have as a result of any such breach or threatened breach. Executive shall account for and pay over to the Company all compensation, profits and other benefits, after taxes, inuring to Executive's benefit which are derived or received by Executive or any other person or business entity controlled by Executive resulting from any action or transaction constituting a breach of any covenant contained in Section 6.

          8.11  RULES OF CONSTRUCTION.
                ---------------------

                  8.11.1  HEADINGS.  The Section headings in this Agreement
                          --------
are inserted only as a matter of convenience, and in no way define, limit, or extend or interpret the scope of this Agreement or of any particular Section.

                  8.11.2  TENSE AND CASE.  Throughout this Agreement, as the
                          --------------
context may require, references to any word used in one tense or case shall include all other appropriate tenses or cases.

                  8.11.3  SEVERABILITY.  Nothing contained in this Agreement
                          ------------
shall be construed so as to require the commission of any act contrary to law and whenever there is any conflict between any provision of this Agreement and any statute, law, ordinance, order or regulation, contrary to which the parties have no right to contract, the latter shall prevail, but in such event any provision of this Agreement so affected shall be curtailed and limited only to the extent necessary to bring it within legal requirements.

          8.12  COUNTERPARTS.  This Agreement may be executed in two
                ------------
counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

     EXECUTIVE ACKNOWLEDGES HAVING CAREFULLY READ, UNDERSTOOD ALL OF THE PROVISIONS IN THIS AGREEMENT AND HAVING NEGOTIATED SUCH PROVISIONS. EXECUTIVE KNOWS THAT HE CANNOT RELY ON ANY STATEMENT OUTSIDE OF (I) THIS AGREEMENT OR (II) A FORMAL WRITTEN AMENDMENT OF THIS AGREEMENT.


     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first written above.


                               "EXECUTIVE"

                               /s/ Steven M.  Fieldman
                               -----------------------------
                               Steven M. Fieldman



                               "THE COMPANY"
                               Interactive Flight Technologies, Inc.


                               By:  /s/  Robert Aten
                                   ------------------------------
                               Robert Aten
                               Chief Financial Officer